Exhibit 10.1

RTW, INC. AND SUBSIDIARY

AMENDMENT TO THE EMPLOYMENT AGREEMENT
BETWEEN RTW, INC. AND JEFFREY B. MURPHY

RTW®, Inc. P.O. Box 390327 Minneapolis, MN 55439-0327
Main: 952-893-0403 800-789-2242 Fax: 952-893-3700

March 9, 2005

Mr. Jeffrey B. Murphy
President and Chief Executive Officer
RTW, Inc.
8500 Normandale Lake Blvd
Suite 1400
Minneapolis, MN 55437

Dear Mr. Murphy:

On March 12, 2004, RTW, Inc. (the “Company”) and you entered into an Employment Agreement (“Agreement”) setting forth the terms and conditions of your employment by the Company. That Agreement compensated you at a base salary of $250,000 per year and had a termination date of March 31, 2005, unless and until terminated in accordance with the terms of the Agreement.

The Board of Directors of RTW, Inc. desires to extend the term of the Agreement for one year until March 31, 2006 under the same terms and conditions as the original Agreement, except that your annual base salary will be $275,000 effective April 1, 2005.

Please acknowledge your acceptance of this extension and your new base salary as indicated below.

Sincerely,

John O. Goodwyne
Chairman of the Board
RTW, Inc.

ACCEPTANCE:

I acknowledge and accept the extension of the Agreement for one year, expiring on March 31, 2006, and the adjustment of my base salary to $275,000 per year.

/s/ Jeffrey B. Murphy
Jeffrey B. Murphy